Exhibit 10.10
PRIVATE PLACEMENT PURCHASE AGREEMENT
     THIS PRIVATE PLACEMENT PURCHASE AGREEMENT (this “Agreement”) made as of this 18th day of June 2007, by and between TM ENTERTAINMENT AND MEDIA, INC., a Delaware corporation (the “Company”), and Malcolm Bird (the “Purchaser”).
     WHEREAS, the Company desires to sell, and the Purchaser desires to acquire, in a private placement (the “Placement”) an aggregate of 250,000 warrants (the “Placement Warrants”), each of which is exercisable for one share of common stock of the Company, which Placement Warrants will be substantially identical to the warrants forming part of the units being issued to the public in a public offering (the “IPO”) pursuant to the terms and conditions set forth in the registration statement on Form S-1 (as the same may be amended from time to time, the “Registration Statement”) which was initially filed with the Securities and Exchange Commission (the “SEC”) on June 18, 2007, except that (x) the Placement Warrants and the shares of common stock underlying the Placement Warrants will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), (y) the Placement Warrants will not be subject to redemption and (z) the Placement Warrants may be exercised on a cashless basis; and
     WHEREAS, the Placement Warrants will be governed by the Warrant Agreement and the Placement Warrants will be entitled to the benefits of a Registration Rights Agreement, each of which will be filed as an exhibit to the Registration Statement.
     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:
1.	PURCHASE OF WARRANTS. The Purchaser hereby agrees, directly or through its nominees, to purchase 250,000 Placement Warrants at a purchase price of $1.00 per Placement Warrant for an aggregate purchase price of $250,000 (the “Purchase Price”).

2.	TRANSFER. Purchaser agrees that it shall not, until the later of one year after the effective date of the Registration Statement and 60 days after the date on which the Company consummates a Business Combination (as defined in the Company’s Certificate of Incorporation, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”) with respect to, any Placement Warrants and the Underlying Shares, or any securities convertible into or exercisable or exchangeable for shares, or warrants or other rights to purchase shares or any such securities, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Placement Warrants or Underlying Shares or any securities convertible into or exercisable or exchangeable for shares, or warrants or other rights to purchase shares or any such securities, whether any such transaction is to be settled by delivery of shares or such other securities, whether any such transaction is to be settled by delivery of shares or such other securities, in cash or otherwise.
3.	CLOSING. The closing of the purchase and sale of the Placement Warrants (the “Closing”) will take place at such time and place as the parties may agree (the “Closing Date”), but will in no event be later than the date on which the SEC declares the Registration Statement effective (the “Effective Date”), provided the underwriting agreement is signed and executed with the representative of the underwriters. On the Effective Date, the Purchaser shall pay the Purchase Price by wire transfer of funds to an account maintained by the Company. Immediately prior to the closing of the IPO, the Company shall deposit the Purchase Price into the trust account described in the Registration Statement (the “Trust Account”). The certificates for the Placement Warrants shall be delivered to the Escrow Agent, to be defined in the Stock Escrow Agreement to be filed as an exhibit to the Registration Statement, promptly after the closing of the IPO.
4.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company that:
(a)	The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the respective terms hereof by the Purchaser do not and shall not as of the Closing conflict with or result in a breach of the terms, conditions or provisions of any other agreement, instrument, order, judgment or decree to which Purchaser is subject.

(b)	The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(c)	The Placement Warrants are being acquired for the Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(d)	The Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

(e)	The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities or the fairness or suitability of the investment in the securities nor have such authorities passed upon or endorsed the merits of the offering of the securities.

5.	WAIVER OF CLAIMS; INDEMNIFICATION. The Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company or Pali Capital, Inc. (“Pali”) with respect to its purchase of the Placement Warrants, and the Purchaser agrees to indemnify and hold the Company, Pali and the other underwriters in the IPO harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company, Pali or such other underwriters by the Purchaser of the Placement Warrants or its transferees, heirs, assigns or any subsequent holders of the Placement Warrants in respect of the transactions contemplated hereby.

6.	VOTING OF SHARES; WAIVER OF CONVERSION RIGHTS; LOCK-UP. In connection with the vote required to consummate a Business Combination, the Purchaser shall vote any shares of common stock acquired by the Purchaser in connection with the exercise of any of the Placement Warrants purchased hereby in accordance with the majority of the shares of common stock voted by the Company’s public stockholders, and therefore waives any conversion rights it might have with respect to such shares of common stock. The Purchaser hereby waives any right to receive distributions with respect to the shares of common stock acquired by the Purchaser in connection with the exercise of any of the Placement Warrants purchased hereby upon the liquidation of the Trust Account, or as part of the Company’s plan of dissolution and distribution in the event the Company fails to consummate a Business Combination by the Termination Date (as defined in the Company’s Certificate of Incorporation). In the event that the Company fails to consummate a Business Combination by the Termination Date, the Purchaser shall vote any shares of common stock acquired by the Purchaser in connection with the exercise of any of the Placement Warrants purchased hereby in favor of any plan of dissolution and liquidation recommended by the Company’s board of directors.

7.	RESCISSION RIGHT WAIVER. The Purchaser understands and acknowledges that an exemption from the registration requirements of the Securities Act requires that there be no general solicitation of purchasers of the Placement Warrants. In this regard, if the offering of the Units were deemed to be a general solicitation with respect to the Placement Warrants, the offer and sale of such Placement Warrants may not be exempt from registration and, if not, the Purchaser may have a right to rescind its purchase of the Placement Warrants. In order to facilitate the completion of the offering and in order to protect the Company, its stockholders and the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, the Purchaser hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of his purchase of the Placement Warrants. The Purchaser acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Placement Warrants to the Purchaser. The Purchaser agrees that the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith (collectively, “Losses and Expenses”) including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Placement Warrants hereunder or relating to the purchase of the Placement Warrants and the transactions contemplated hereby.
8.	WAIVER OF CLAIMS AGAINST TRUST ACCOUNT. The Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions from the Trust Account with respect to any shares of common stock acquired by the Purchaser in connection with the exercise of the Placement Warrants purchased hereby pursuant to this Agreement (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever, other than with respect to any shares of common stock purchased in the IPO or in the aftermarket held directly or indirectly by it.

9.	REGISTRATION RIGHTS. Purchaser (and its assignees and transferees) shall be granted certain registration rights pursuant to a Registration Rights Agreement reasonably acceptable to the Purchaser and the Company. If the Company does not complete a Business Combination, or if the Company is unable to deliver registered shares of common stock to the Purchaser pursuant to the Registration Rights Agreement upon exercise of the Placement Warrants during the exercise period therefor, there will be no cash settlement of the Placement Warrants and the Placement Warrants will expire worthless.

10.	COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

11.	GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.
[Signatures on following page]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

TM ENTERTAINMENT AND MEDIA, INC.
By:	/s/ Theodore S. Green
Name: Theodore S. Green
Title: Co-CEO

/s/ Malcolm Bird
Malcolm Bird

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